2020 Strategic Goals 2 0 1 8 S u s t a i n a b l e , P r o f i t a b l e G r o w t h Exhibit 99.2

Forward-Looking Statements And Non-GAAP Financial Measures 2 To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables in the Company’s press release dated April 19, 2018 and Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Refer to the supplemental tables in the press release and Annual Report for these reconciliations.

Driving long-term value creation for our clients, associates, communities and shareholders C O R P O R AT E P R O F I L E 3 New York • $4.5 billion market cap as of April 19, 2018 • $78.40 share price • 1.94% dividend yield • $29.5 billion in total assets as of March 31, 2018 • $21.7 billion in loans • $23.0 billion in deposits • Operating continuously for over 131 years • 320 offices serving 33 MSAs across 12 states

4 IBERIABANK’s Mission Statement • Provide exceptional value-based client services • Great place to work • Growth that is consistent with high performance • Shareholder-focused • Strong sense of community IBERIABANK’s Strategy • Relationship-driven commercial and private banking business • Market-centric, people-driven approach in attractive Southeastern markets • Building long-term A-list client relationships through service and care • “Branch-lite” delivery model with focus on operating efficiency • Diversification across asset classes, business lines and geographies C O R P O R AT E P R O F I L E Driving long-term value creation for our clients, associates, communities and shareholders

M A R K E T C O N T E X T & P O S I T I O N I N G 5 Economic Backdrop Positioned for Sustainable, Profitable Growth Banking Environment • GDP growth / health • Interest rates • Employment / inflation • Tax and trade • Client preferences / expectations • Competitive landscape • Technology evolution • Regulatory framework IBERIABANK Positioning • Operate in great markets • Proven, client-focused business model • Branch-lite, digitally enhanced delivery • Double-digit client growth • Asset sensitive balance sheet • Further operating leverage • Strong risk management • Nimble and constantly evolving

2020 STRATEGIC GOALS: KEY DRIVERS

Sustainable, Profitable Growth

Plan drivers

Revenue drivers

- Continued expansion in attractive markets
- Focus on cross-sales and deepening client relationships
- Digitalization of client service and back office processes
- Expense management and alignment of resources with opportunities

Cost drivers

Principal areas of focus

Attract best talent

Intensive deposit gathering

Diversified, sound loan growth

Fee income (treasury management, wealth management, retooling mortgage)

IBERIABANK Corporation

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2020 STRATEGIC GOALS

Sustainable, Profitable Growth

Target financial goals for 2020[1]

Target	Measure
>10%	Core EPS growth (%)
>1.30%	Core ROAA (%)
>15%	Core ROATCE (%)
<55%	Core tangible efficiency ratio (%)

Primary plan

- Client growth
- Net interest margin
- Non-interest income
- Operating leverage
- Credit and capital

[1] *Excludes impact of accounting changes*

The Company's guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to "Caution About Forward-Looking Statements" in this powerpoint which also applies to this guidance.

IBERIABANK Corporation

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ACCELERATED CHANGE

Total Assets ($bn)

FY 2014	1Q18
$15.8	$29.5

Total Loans ($bn)

FY 2014	1Q18
$11.4	$21.7

Total Deposits ($bn)

FY 2014	1Q18
$12.5	$23.0

Core ROAA (%)

FY 2014	1Q18	2020 Goal
0.81%	1.13%	>1.30%

Core ROTCE (%)

FY 2014	1Q18	2020 Goal
10.16%	13.83%	>15.00%

Core Tangible Efficiency Ratio (%)

FY 2014	1Q18	2020 Goal
68.38%	58.80%	<55.00%

IBERIABANK Corporation
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